Exhibit 99.1

Five Oaks Investment Corp. Announces New Strategic Direction and Entry Into New External Management Agreement with Affiliate of Hunt Companies, Inc.

Hunt Acquires Approximately 9.5% of Five Oaks Common Stock at a price of $4.77 per Share

NEW YORK, Jan. 18, 2018 /PRNewswire/ -- Five Oaks Investment Corp. (OAKS) ("Five Oaks" or the "Company") announced today that its independent directors unanimously approved the entry into a new management agreement with Hunt Investment Management, LLC, a subsidiary of Hunt Companies, Inc. ("Hunt") and the concurrent mutual termination of its management agreement with  Oak Circle Capital Partners LLC ("OCCP").

Management by Hunt is expected to provide Five Oaks with a new strategic direction through the reallocation of capital into new investment opportunities focused in the commercial real estate mortgage space and direct access to Hunt's significant pipeline of specified transitional floating-rate multi-family and commercial real estate loans.  Hunt and its affiliates have extensive experience in the origination, servicing, risk management and financing of this asset class and the floating-rate nature of the loans should reduce or eliminate the need for complex interest-rate hedging.  The new management agreement is expected to better align the interests of Five Oaks and its new manager through an incentive fee arrangement and agreed upon limitations on manager expense reimbursements from the Company, among other items, as further described in the Company's Form 8-K referenced below.

Hunt Investment Management, LLC is an SEC registered investment advisor with nearly $2.0 billion of real estate assets managed in funds, separate accounts and other portfolios, across all real estate sectors and properties located in the US.  The activities of Hunt's affiliates and investees include investment management, mortgage banking, direct lending, loan servicing, asset management, property management, development, construction, consulting and advisory.  Pursuant to the terms of the termination agreement between Five Oaks and OCCP, the termination of the management agreement did not trigger, and OCCP was not paid, a termination fee by Five Oaks.  Hunt separately agreed to pay OCCP a negotiated payment in connection with the foregoing.

In connection with the transaction, an affiliate of Hunt purchased 1,539,406 shares of the Company's common stock in a private placement by the Company, at a purchase price of $4.77 per share resulting in an aggregate capital raise of $7,342,966.62.  In addition, an affiliate of Hunt also purchased 710,495 Five Oaks shares from the Company's largest current shareholder, XL Investments Ltd, for the same price per share.  The purchase price per share represents a 56.9% premium over the Five Oaks common share price as of the closing on January 17, 2018.  In connection with the acquisition of shares from XL Investments, XL Investments agreed to terminate all of its currently held Five Oaks warrants.  After completion of these share purchases, Hunt and its affiliates own approximately 9.5% of Five Oaks outstanding common shares.

Also in connection with the transaction, Mr. David Carroll resigned as a director, Chairman and CEO of the Company and the Five Oaks board appointed James C. ("Chris") Hunt as a director and Chairman of the board and named James P. Flynn as CEO of Five Oaks and Michael P. Larsen President of Five Oaks.  Mr. Flynn currently serves as President and CIO of Hunt's commercial real estate lending unit and Mr. Larsen serves as COO and CFO of Hunt's commercial real estate lending unit.  It is expected that current Five Oaks executives, David Carroll, David Oston, and Paul Chong, will sign employment agreements with Hunt and a majority of the current employees of OCCP will become employees of Hunt. Following the transaction, the Board will continue to be comprised of a majority of independent directors.

Chris Hunt, Chief Executive Officer of Hunt stated, "I look forward to joining the Five Oaks Board and working with the Company to help build value for all stockholders.  I believe that our investment today in Five Oaks demonstrates our belief in the platform and future success of the Company and aligns the interests of Hunt as external manager with those of the stockholders of Five Oaks as we seek to grow the Company in the coming years."

James Flynn, the new CEO of Five Oaks, stated, "With access to the breadth and scale of the Hunt platform, we believe Hunt will provide value and stability for the stockholders of Five Oaks.  Hunt's significant expertise in commercial real estate lending and access to commercial real estate investment opportunities will enable Five Oaks to expand its investment strategy. In addition, we expect Five Oaks to benefit from the scale of Hunt's investment management platform to reduce expense levels and increase its capital base."

David Carroll, the former CEO and Chairman of Five Oaks stated, "I am fully supportive of the transactions announced today.  I believe that gaining access to Hunt's wide-ranging commercial real estate platform, proven track record and highly seasoned management team will deliver positive benefits to the Company and its stockholders.  Increased access to the floating-rate transitional loan origination pipeline, particularly in the multi-family space, should allow us to transition the Company's portfolio towards attractively priced, high quality loans that are positively correlated to rising interest rates and financed with term repurchase facilities or collateralized loan obligation financing.  I believe this will be positive for stockholder returns moving forward."

Mr. William A. Houlihan, Five Oaks' lead independent director, stated, "We are excited by this transaction and our partnership with Hunt.  We believe that Hunt's stewardship will be beneficial to the Company and our stockholders and we look forward to Chris Hunt's insights and perspectives as a member of our Board."

The foregoing description of the transactions, including the terms of the new management agreement, does not purport to be complete.  For more information, please review the Company's Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or about January 18, 2018.

Dentons US LLP served as Five Oaks' legal advisors.  Paul, Weiss, Rifkind, Wharton & Garrison LLP served as Hunt's legal advisors.

About Five Oaks Investment Corporation

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS") and multi-family mortgage-backed securities ("Multi-Family MBS"), and mortgage servicing rights. The Company's objective remains to deliver attractive cash flow returns over time to its investors. Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

About Hunt Companies, Inc.

Founded in 1947, Hunt Companies, Inc. is today a holding company that invests in businesses focused in the real estate and infrastructure markets. The activities of Hunt's affiliates and investees include investment management, mortgage banking, direct lending, loan servicing, asset management, property management, development, construction, consulting and advisory. To learn more about Hunt, please visit www.huntcompanies.com.

Hunt Investment Management, LLC, a wholly owned subsidiary of Hunt Companies, Inc., is an SEC registered investment advisor with nearly $2.0 billion of real estate assets managed in funds, separate accounts and other portfolios, across all real estate sectors and properties located in the US for 13 funds/separate accounts for more than 66 institutional clients.  In addition, Hunt is the external manager of MMA Capital Management, LLC (MMAC).

Hunt Mortgage Group, LLC, a wholly owned subsidiary of Hunt Companies, Inc., is a leader in financing commercial real estate throughout the United States. Hunt Mortgage Group, finances all types of commercial real estate: multifamily properties (including small balance), affordable housing, office, retail, manufactured housing, healthcare/senior living, industrial, and self-storage facilities. It offers Fannie Mae, Freddie Mac, HUD/FHA in addition to its own Proprietary loan products. Since inception, Hunt Mortgage Group has structured more than $21 billion of loans and today maintains a servicing portfolio of more than $13.4 billion. Headquartered in New York City, Hunt Mortgage Group has 232 professionals in 25 locations throughout the United States. To learn more, visit www.huntmortgagegroup.com.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking information about Five Oaks, Hunt and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "could," "plan," "goal," "potential," "pro forma," "seek," "intend" or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Five Oaks and its subsidiaries. Five Oaks and Hunt caution readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements.